CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China BAK Battery, Inc. of our report dated January 13, 2015, relating to the consolidated financial statements which appear in China BAK Battery, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2014, filed with the Securities and Exchange Commission.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited
Hong Kong, China
June 25, 2015